UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): February 11, 2016

                           DIVERSIFIED RESOURCES, INC.
                      ------------------------------------
             (Exact name of Registrant as specified in its charter)


         Nevada                          None                  98-0687026
 -------------------------        ------------------         -----------------
(State or other jurisdiction     (Commission File No.)      (IRS Employer
 of incorporation)                                           Identification No.)

                             1789 W. Littleton Blvd.
                               Littleton, CO 80120
                   -----------------------------------------
          (Address of principal executive offices, including Zip Code)

       Registrant's telephone number, including area code: (303) 797-5417

          (Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 11, 2016 we appointed Eric Whitehead and Michael Miller as directors.

     Eric Whitehead has over eleven years of experience in finance and consulting. He is a Certified Financial Planner and was a Senior Consultant/Financial Advisor with K-Coe ISOM between 2006 and 2014. While at K-Coe ISOM, Mr. Whitehead advised multi-generational family businesses and high net worth families on their wealth transfer, tax planning, investment management and risk management needs and wants. Mr. Whitehead left KCEO ISOM in 2014 to help found and build Ultra Energy Solutions, and later Vinco Logistics, both oilfield services companies. Mr. Whitehead has been Ultra Energy's Chief Executive Officer since 2014 and Vinco's Chief Executive Officer since 2015.

     Michael Miller started in the oil field business as a roustabout in 2005. In 2006 Mr. Miller formed Champion Oilfield Service, an oilfield service company, and has grown Champion from one employee to over 40. Mr. Miller has been Champion's Chief Executive Officer and President since 2006.

     Mr. Whitehead, through his ownership in KW Capital, LLC, owns 3,642,090 shares of our common stock.

     Mr. Miller owns 5,032,710 shares of our common stock.










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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  February 12, 2016

                                 DIVERSIFIED RESOURCES, INC.



                                 By: /s/ Paul Laird
                                     -----------------------------------
                                     Paul Laird, Chief Executive Officer